CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Global Medium-Term Notes, Series A	$90,000,000	$10,449.00

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Pricing Supplement dated July 26, 2011	Filed Pursuant to Rule 424(b)(2)
(To the Prospectus dated August 31, 2010, and	Registration No. 333-169119
the Prospectus Supplement dated May 27, 2011)

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC

•	Issue date: July 29, 2011

•	Initial valuation date: July 26, 2011

•	Final valuation date: January 26, 2012

•	Maturity date: January 31, 2012

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price, rounded to the nearest cent as appropriate.
•

Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date, provided that the interest payment date for the final interest period from, and including, December 29, 2011 to, but excluding, January 31, 2012 will be the maturity date.

•	Public Offering Price: Variable Price Re-offer**

•	Tax allocation of coupon rate:

Deposit income*: 0.83%

Put premium: The coupon rate minus the deposit income.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Aggregate Proceeds to Issuer**	Note Issuance#	CUSIP/ISIN
Cliffs Natural Resources Inc.	$95.64	PS-8	CLF	$10,000,000	10.75%	75.00%	$9,837,500	E-6654	06741JKE8/ US06741JKE81
salesforce.com, inc.	$151.75	PS-10	CRM	$10,000,000	10.65%	75.00%	$9,837,500	E-6655	06741JKF5/ US06741JKF56
Freeport-McMoRan Copper & Gold Inc.	$56.05	PS-12	FCX	$10,000,000	10.00%	80.00%	$9,837,500	E-6657	06741JKH1/ US06741JKH13
The Goodyear Tire & Rubber Company	$17.65	PS-14	GT	$10,000,000	10.10%	70.00%	$9,837,500	E-6658	06741JKJ7/ US06741JKJ78
lululemon athletica inc.	$62.86	PS-16	LULU	$10,000,000	10.00%	65.00%	$9,837,500	E-6660	06741JKL2/ US06741JKL25
MGM Resorts International	$15.87	PS-18	MGM	$10,000,000	11.75%	70.00%	$9,837,500	E-6661	06741JKM0/ US06741JKM08
Netflix, Inc.	$266.85	PS-20	NFLX	$10,000,000	11.00%	75.00%	$9,837,500	E-6662	06741JKN8/ US06741JKN80
Transocean Ltd.	$64.34	PS-22	RIG	$10,000,000	10.00%	80.00%	$9,837,500	E-6663	06741JKP3/ US06741JKP39
Sandisk Corporation	$43.85	PS-24	SNDK	$10,000,000	10.90%	80.00%	$9,837,500	E-6664	06741JKQ1/ US06741JKQ12

*	Annual Rate
**	Barclays Capital Inc. has agreed to purchase the Notes from us at 100% of the principal amount minus a commission equal to $16.25 per $1,000 principal amount, or 1.625%, resulting in aggregate proceeds to Barclays Bank PLC with respect to each Note offering as indicated in the table above. Barclays Capital Inc. proposes to offer the Notes from time to time for sale in negotiated transactions, or otherwise, at varying prices to be determined at the time of each sale. Barclays Capital Inc. may also use all or a portion of its commissions on the Notes to pay selling concessions or fees to other dealers.

See “Risk Factors” in this pricing supplement and beginning on page S-6 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated August 31, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510201448/df3asr.htm

Prospectus Supplement dated May 27, 2011:

http://www.sec.gov/Archives/edgar/data/312070/000119312511152766/d424b3.htm

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-6 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the price of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

No Dividend Payments or Voting Rights—As a holder of the Notes, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the linked share would have.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset”; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset”.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount of your notes reduced by the percentage decrease in the price of the linked shares from the initial price to the final price.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the banking institutions in New York City or London, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) ”cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium with respect to each Note, which are treated as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. In addition, we intend to treat any discount on the Notes as attributable to the Put Options, and therefore as if Put Premium equal to the discount is paid to the holder. However, the Internal Revenue Service (the “IRS”) could assert that any discount on the Notes should be attributable in whole or in part to the Deposits. Moreover, if the IRS were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the IRS released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the IRS and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the U.S. federal income tax treatment of the Notes.

Holders that are individuals (and, to the extent provided in future regulations, entities) may be subject to reporting obligations applicable to certain foreign financial assets with respect to their Notes if the aggregate value of their Notes and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information”. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount of your notes reduced by the percentage decrease in the price of the linked shares from the initial price to the final price.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the price of the linked shares from the initial price to the final price, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares (subject to any differences attributable to potentially different tax consequences arising from investing in the Notes as opposed to investing directly in the linked share).

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares (subject to any differences attributable to potentially different tax consequences arising from investing in the Notes as opposed to investing directly in the linked share).

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the price of the linked shares from the initial price to the final price, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We have agreed to sell to Barclays Capital Inc. (the “Agent”), and the Agent has agreed to purchase from us, the principal amount of the Notes at the price specified on the cover of this pricing supplement. The Agent is committed to take and pay for all of the Notes, if any are taken.

Cliffs Natural Resources Inc.

According to publicly available information, Cliffs Natural Resources Inc. (the “Company”), is an international mining and natural resources company. It is a producer of iron ore pellets in North America, a supplier of direct-shipping lump and fines iron ore out of Australia, and a producer of metallurgical coal.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-08944, or its CIK Code: 0000764065. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “CLF.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2006	$27.59	$20.12	$21.78
June 30, 2006	$25.21	$15.70	$19.82
September 29, 2006	$20.05	$16.58	$19.06
December 29, 2006	$24.73	$18.42	$24.22
March 30, 2007	$32.42	$23.00	$32.01
June 29, 2007	$46.03	$32.10	$38.84
September 28, 2007	$45.00	$28.21	$43.99
December 31, 2007	$53.09	$36.76	$50.40
March 31, 2008	$63.88	$38.63	$59.91
June 30, 2008	$121.88	$57.32	$119.19
September 30, 2008	$118.10	$42.16	$52.94
December 31, 2008	$53.30	$13.73	$25.61
March 31, 2009	$32.48	$11.81	$18.16
June 30, 2009	$32.11	$17.18	$24.47
September 30, 2009	$35.56	$19.45	$32.36
December 31, 2009	$48.08	$29.07	$46.09
March 31, 2010	$73.95	$39.14	$70.95
June 30, 2010	$76.14	$46.65	$47.16
September 30, 2010	$68.83	$44.38	$63.92
December 31, 2010	$80.40	$61.95	$78.01
March 31, 2011	$101.58	$79.15	$98.28
June 30, 2011	$102.39	$80.38	$92.45
July 26, 2011*	$102.00	$91.46	$95.64

*	High, low and closing prices are for the period starting July 1, 2011 and ending July 26, 2011.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CLF

Initial price: $95.64

Protection level: 75.00%

Protection price: $71.73

Physical delivery amount: 10 ($1,000/Initial price)

Fractional shares: 0.455876

Coupon: 10.75% per annum

Maturity: January 31, 2012

Dividend yield: 0.59% per annum

Coupon amount monthly: $8.96

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.375%		100.30%
+ 90%	5.375%		90.30%
+ 80%	5.375%		80.30%
+ 70%	5.375%		70.30%
+ 60%	5.375%		60.30%
+ 50%	5.375%		50.30%
+ 40%	5.375%		40.30%
+ 30%	5.375%		30.30%
+ 20%	5.375%		20.30%
+ 10%	5.375%		10.30%
+ 5%	5.375%		5.30%

0%	5.375%		0.30%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.375%	0.375%	-4.70%
- 10%	5.375%	-4.625%	-9.70%
- 20%	5.375%	-14.625%	-19.70%
- 30%	N/A	-24.625%	-29.70%
- 40%	N/A	-34.625%	-39.70%
- 50%	N/A	-44.625%	-49.70%
- 60%	N/A	-54.625%	-59.70%
- 70%	N/A	-64.625%	-69.70%
- 80%	N/A	-74.625%	-79.70%
- 90%	N/A	-84.625%	-89.70%
- 100%	N/A	-94.625%	-99.70%

salesforce.com, inc.

According to publicly available information, salesforce.com, inc. (the “Company”) is a provider of enterprise cloud computing applications. “Cloud” computing applications are designed to allow businesses to subscribe to a variety of application services that are develop for and delivered over the Internet on an as-needed basis.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-32224, or its CIK Code: 0001108524. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “CRM.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2006	$42.99	$31.60	$36.33
June 30, 2006	$37.87	$24.13	$26.66
September 29, 2006	$38.70	$21.64	$35.88
December 29, 2006	$44.58	$35.15	$36.45
March 30, 2007	$50.43	$35.57	$42.82
June 29, 2007	$49.96	$39.67	$42.86
September 28, 2007	$51.75	$37.91	$51.32
December 31, 2007	$65.52	$45.80	$62.69
March 31, 2008	$63.55	$47.61	$57.87
June 30, 2008	$75.16	$58.48	$68.23
September 30, 2008	$72.36	$44.10	$48.40
December 31, 2008	$48.40	$20.85	$32.01
March 31, 2009	$37.03	$25.50	$32.73
June 30, 2009	$45.49	$30.00	$38.17
September 30, 2009	$59.07	$35.27	$56.93
December 31, 2009	$74.95	$54.06	$73.77
March 31, 2010	$77.98	$60.30	$74.45
June 30, 2010	$97.88	$74.42	$85.82
September 30, 2010	$123.77	$83.63	$111.80
December 31, 2010	$151.00	$97.92	$132.00
March 31, 2011	$148.00	$117.71	$133.58
June 30, 2011	$153.99	$127.25	$148.98
July 26, 2011*	$160.12	$146.26	$151.75

*	High, low and closing prices are for the period starting July 1, 2011 and ending July 26, 2011.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CRM

Initial price: $151.75

Protection level: 75.00%

Protection price: $113.81

Physical delivery amount: 6 ($1,000/Initial price)

Fractional shares: 0.589786

Coupon: 10.65% per annum

Maturity: January 31, 2012

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.88

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.325%		100.00%
+ 90%	5.325%		90.00%
+ 80%	5.325%		80.00%
+ 70%	5.325%		70.00%
+ 60%	5.325%		60.00%
+ 50%	5.325%		50.00%
+ 40%	5.325%		40.00%
+ 30%	5.325%		30.00%
+ 20%	5.325%		20.00%
+ 10%	5.325%		10.00%
+ 5%	5.325%		5.00%

0%	5.325%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.325%	0.325%	-5.00%
- 10%	5.325%	-4.675%	-10.00%
- 20%	5.325%	-14.675%	-20.00%
- 30%	N/A	-24.675%	-30.00%
- 40%	N/A	-34.675%	-40.00%
- 50%	N/A	-44.675%	-50.00%
- 60%	N/A	-54.675%	-60.00%
- 70%	N/A	-64.675%	-70.00%
- 80%	N/A	-74.675%	-80.00%
- 90%	N/A	-84.675%	-90.00%
- 100%	N/A	-94.675%	-100.00%

Freeport-McMoRan Copper & Gold Inc.

According to publicly available information, Freeport-McMoRan Copper & Gold Inc. (the “Company”), is an international mining company that is engaged in the business of copper, gold and molybdenum mining and production.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-11307-01, or its CIK Code: 0000831259. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “FCX.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2006	$32.50	$23.56	$29.89
June 30, 2006	$36.10	$21.55	$27.71
September 29, 2006	$31.15	$23.79	$26.63
December 29, 2006	$31.85	$23.80	$27.87
March 30, 2007	$33.60	$24.49	$33.10
June 29, 2007	$42.75	$32.81	$41.41
September 28, 2007	$55.24	$33.54	$52.45
December 31, 2007	$60.10	$42.86	$51.22
March 31, 2008	$53.69	$34.55	$48.11
June 30, 2008	$63.62	$46.50	$58.60
September 30, 2008	$58.54	$25.62	$28.43
December 31, 2008	$28.10	$7.85	$12.22
March 31, 2009	$21.73	$10.59	$19.06
June 30, 2009	$30.78	$18.30	$25.06
September 30, 2009	$36.72	$21.60	$34.31
December 31, 2009	$43.68	$31.51	$40.15
March 31, 2010	$45.28	$33.02	$41.77
June 30, 2010	$44.15	$29.12	$29.57
September 30, 2010	$43.96	$28.36	$42.70
December 31, 2010	$60.39	$43.19	$60.05
March 31, 2011	$61.35	$46.25	$55.55
June 30, 2011	$58.75	$46.06	$52.90
July 26, 2011*	$56.78	$51.97	$56.05

*	High, low and closing prices are for the period starting July 1, 2011 and ending July 26, 2011.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FCX

Initial price: $56.05

Protection level: 80.00%

Protection price: $44.84

Physical delivery amount: 17 ($1,000/Initial price)

Fractional shares: 0.841213

Coupon: 10.00% per annum

Maturity: January 31, 2012

Dividend yield: 3.39% per annum

Coupon amount monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		101.70%
+ 90%	5.00%		91.70%
+ 80%	5.00%		81.70%
+ 70%	5.00%		71.70%
+ 60%	5.00%		61.70%
+ 50%	5.00%		51.70%
+ 40%	5.00%		41.70%
+ 30%	5.00%		31.70%
+ 20%	5.00%		21.70%
+ 10%	5.00%		11.70%
+ 5%	5.00%		6.70%

0%	5.00%		1.70%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-3.30%
- 10%	5.00%	-5.00%	-8.30%
- 20%	5.00%	-15.00%	-18.30%
- 30%	N/A	-25.00%	-28.30%
- 40%	N/A	-35.00%	-38.30%
- 50%	N/A	-45.00%	-48.30%
- 60%	N/A	-55.00%	-58.30%
- 70%	N/A	-65.00%	-68.30%
- 80%	N/A	-75.00%	-78.30%
- 90%	N/A	-85.00%	-88.30%
- 100%	N/A	-95.00%	-98.30%

The Goodyear Tire & Rubber Company

According to publicly available information, the Goodyear Tire & Rubber Company (the “Company”) develops, manufactures, markets and distributes tires for most applications. It also manufactures and markets several lines of power transmission belts, hoses and other rubber products for the transportation industry and various industrial and chemical markets, and rubber-related chemicals for various applications.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-01927, or its CIK Code: 0000042582. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “GT.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2006	$19.30	$12.78	$14.48
June 30, 2006	$15.42	$10.35	$11.10
September 29, 2006	$15.05	$9.76	$14.50
December 29, 2006	$21.35	$13.64	$20.99
March 30, 2007	$32.16	$21.40	$31.19
June 29, 2007	$36.59	$30.96	$34.76
September 28, 2007	$36.90	$23.83	$30.41
December 31, 2007	$31.36	$25.34	$28.22
March 31, 2008	$29.87	$22.36	$25.80
June 30, 2008	$30.10	$17.53	$17.83
September 30, 2008	$23.10	$14.16	$15.31
December 31, 2008	$15.11	$3.94	$5.97
March 31, 2009	$8.09	$3.17	$6.26
June 30, 2009	$14.26	$6.00	$11.26
September 30, 2009	$18.84	$9.98	$17.03
December 31, 2009	$18.23	$11.88	$14.10
March 31, 2010	$16.39	$12.06	$12.64
June 30, 2010	$15.27	$9.89	$9.94
September 30, 2010	$12.65	$9.10	$10.75
December 31, 2010	$12.18	$9.51	$11.85
March 31, 2011	$15.71	$11.42	$14.98
June 30, 2011	$18.83	$14.44	$16.77
July 26, 2011*	$18.13	$16.61	$17.65

*	High, low and closing prices are for the period starting July 1, 2011 and ending July 26, 2011.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GT

Initial price: $17.65

Protection level: 70.00%

Protection price: $12.36

Physical delivery amount: 56 ($1,000/Initial price)

Fractional shares: 0.657224

Coupon: 10.10% per annum

Maturity: January 31, 2012

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.05%		100.00%
+ 90%	5.05%		90.00%
+ 80%	5.05%		80.00%
+ 70%	5.05%		70.00%
+ 60%	5.05%		60.00%
+ 50%	5.05%		50.00%
+ 40%	5.05%		40.00%
+ 30%	5.05%		30.00%
+ 20%	5.05%		20.00%
+ 10%	5.05%		10.00%
+ 5%	5.05%		5.00%

0%	5.05%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.05%	0.05%	-5.00%
- 10%	5.05%	-4.95%	-10.00%
- 20%	5.05%	-14.95%	-20.00%
- 30%	5.05%	-24.95%	-30.00%
- 40%	N/A	-34.95%	-40.00%
- 50%	N/A	-44.95%	-50.00%
- 60%	N/A	-54.95%	-60.00%
- 70%	N/A	-64.95%	-70.00%
- 80%	N/A	-74.95%	-80.00%
- 90%	N/A	-84.95%	-90.00%
- 100%	N/A	-94.95%	-100.00%

lululemon athletica inc.

According to publicly available information, lululemon athletica inc. (the “Company”) is a designer and retailer of technical athletic apparel operating primarily in North America and Australia. The Company offers a line of apparel and accessories that includes fitness pants, shorts, tops and jackets designed for athletic pursuits such as yoga, running and general fitness.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-33608, or its CIK Code: 0001397187. The Company’s common stock is listed on Nasdaq under the ticker symbol “LULU.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	N/A	N/A	N/A
September 28, 2007	$22.12	$12.50	$21.02
December 31, 2007	$30.35	$16.90	$23.69
March 31, 2008	$24.11	$10.63	$14.22
June 30, 2008	$18.67	$12.95	$14.53
September 30, 2008	$15.00	$8.33	$11.52
December 31, 2008	$11.97	$3.41	$3.97
March 31, 2009	$4.60	$2.17	$4.33
June 30, 2009	$7.82	$4.44	$6.52
September 30, 2009	$12.57	$5.61	$11.38
December 31, 2009	$15.60	$10.53	$15.05
March 31, 2010	$21.20	$12.88	$20.75
June 30, 2010	$23.25	$17.59	$18.61
September 30, 2010	$23.29	$15.54	$22.36
December 31, 2010	$37.30	$21.27	$34.21
March 31, 2011	$45.47	$32.69	$44.53
June 30, 2011	$57.09	$41.21	$55.91
July 26, 2011*	$64.48	$55.61	$62.86

*	High, low and closing prices are for the period starting July 1, 2011 and ending July 26, 2011.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LULU

Initial price: $62.86

Protection level: 65.00%

Protection price: $40.86

Physical delivery amount: 15 ($1,000/Initial price)

Fractional shares: 0.908368

Coupon: 10.00% per annum

Maturity: January 31, 2012

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.00%
+ 90%	5.00%		90.00%
+ 80%	5.00%		80.00%
+ 70%	5.00%		70.00%
+ 60%	5.00%		60.00%
+ 50%	5.00%		50.00%
+ 40%	5.00%		40.00%
+ 30%	5.00%		30.00%
+ 20%	5.00%		20.00%
+ 10%	5.00%		10.00%
+ 5%	5.00%		5.00%

0%	5.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	-5.00%	-10.00%
- 20%	5.00%	-15.00%	-20.00%
- 30%	5.00%	-25.00%	-30.00%
- 40%	N/A	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
- 100%	N/A	-95.00%	-100.00%

MGM Resorts International

According to publicly available information, MGM Resorts International (the “Company”) is a company with significant holdings in gaming, hospitality and entertainment. The Company acts largely as a holding company with its operations conducted through wholly-owned subsidiaries. The Company primarily owns and operates casino resorts, which includes offering gaming, hotel, dining, entertainment, retail and other resort amenities.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-10362, or its CIK Code: 0000789570. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “MGM.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2006	$43.43	$35.26	$43.09
June 30, 2006	$46.15	$38.14	$40.80
September 29, 2006	$40.92	$34.20	$39.49
December 29, 2006	$59.51	$39.82	$57.35
March 30, 2007	$75.28	$56.40	$69.52
June 29, 2007	$87.38	$61.17	$82.48
September 28, 2007	$91.15	$63.33	$89.44
December 31, 2007	$100.50	$80.50	$84.02
March 31, 2008	$84.92	$57.26	$58.77
June 30, 2008	$62.90	$33.00	$33.89
September 30, 2008	$38.49	$21.65	$28.50
December 31, 2008	$27.70	$8.00	$13.76
March 31, 2009	$16.89	$1.81	$2.33
June 30, 2009	$13.78	$2.34	$6.39
September 30, 2009	$14.25	$5.34	$12.04
December 31, 2009	$12.72	$8.54	$9.12
March 31, 2010	$12.86	$9.32	$12.00
June 30, 2010	$16.66	$9.60	$9.64
September 30, 2010	$11.55	$8.92	$11.28
December 31, 2010	$15.09	$10.70	$14.85
March 31, 2011	$16.94	$12.15	$13.15
June 30, 2011	$15.80	$11.79	$13.21
July 26, 2011*	$15.98	$13.24	$15.87

*	High, low and closing prices are for the period starting July 1, 2011 and ending July 26, 2011.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MGM

Initial price: $15.87

Protection level: 70.00%

Protection price: $11.11

Physical delivery amount: 63 ($1,000/Initial price)

Fractional shares: 0.011972

Coupon: 11.75% per annum

Maturity: January 31, 2012

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.79

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.875%		100.00%
+ 90%	5.875%		90.00%
+ 80%	5.875%		80.00%
+ 70%	5.875%		70.00%
+ 60%	5.875%		60.00%
+ 50%	5.875%		50.00%
+ 40%	5.875%		40.00%
+ 30%	5.875%		30.00%
+ 20%	5.875%		20.00%
+ 10%	5.875%		10.00%
+ 5%	5.875%		5.00%

0%	5.875%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.875%	0.85%	-5.00%
- 10%	5.875%	-4.125%	-10.00%
- 20%	5.875%	-14.125%	-20.00%
- 30%	5.875%	-24.125%	-30.00%
- 40%	N/A	-34.125%	-40.00%
- 50%	N/A	-44.125%	-50.00%
- 60%	N/A	-54.125%	-60.00%
- 70%	N/A	-64.125%	-70.00%
- 80%	N/A	-74.125%	-80.00%
- 90%	N/A	-84.125%	-90.00%
- 100%	N/A	-94.125%	-100.00%

Netflix, Inc.

According to publicly available information, Netflix, Inc. (the “Company”) is an online movie rental subscription service. The Company offers a variety of subscription plans to its customers. Subscribers to the Company’s services can watch movies and television episodes that are instantly streamed to their TVs and computers. Subscribers may also receive DVDs that are delivered to their homes via U.S. mail.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-49802, or its CIK Code: 0001065280. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “NFLX.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2006	$29.92	$23.09	$28.99
June 30, 2006	$33.12	$25.80	$27.21
September 29, 2006	$27.56	$18.14	$22.78
December 29, 2006	$30.00	$21.95	$25.86
March 30, 2007	$26.80	$20.30	$23.19
June 29, 2007	$25.99	$19.05	$19.39
September 28, 2007	$22.09	$15.62	$20.72
December 31, 2007	$29.14	$20.60	$26.62
March 31, 2008	$39.65	$20.38	$34.65
June 30, 2008	$40.90	$26.05	$26.07
September 30, 2008	$33.97	$26.40	$30.88
December 31, 2008	$30.66	$17.90	$29.89
March 31, 2009	$44.40	$28.78	$42.92
June 30, 2009	$50.24	$36.25	$41.34
September 30, 2009	$48.20	$37.93	$46.17
December 31, 2009	$61.65	$44.31	$55.14
March 31, 2010	$75.65	$48.52	$73.74
June 30, 2010	$127.95	$73.62	$108.65
September 30, 2010	$174.38	$95.33	$162.16
December 31, 2010	$209.24	$147.39	$175.70
March 31, 2011	$247.55	$173.50	$237.33
June 30, 2011	$277.66	$224.48	$262.69
July 26, 2011*	$304.79	$251.47	$266.85

*	High, low and closing prices are for the period starting July 1, 2011 and ending July 26, 2011.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NFLX

Initial price: $266.85

Protection level: 75.00%

Protection price: $200.14

Physical delivery amount: 3 ($1,000/Initial price)

Fractional shares: 0.747424

Coupon: 11.00% per annum

Maturity: January 31, 2012

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.00%
+ 90%	5.50%		90.00%
+ 80%	5.50%		80.00%
+ 70%	5.50%		70.00%
+ 60%	5.50%		60.00%
+ 50%	5.50%		50.00%
+ 40%	5.50%		40.00%
+ 30%	5.50%		30.00%
+ 20%	5.50%		20.00%
+ 10%	5.50%		10.00%
+ 5%	5.50%		5.00%

0%	5.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-5.00%
- 10%	5.50%	-4.50%	-10.00%
- 20%	5.50%	-14.50%	-20.00%
- 30%	N/A	-24.50%	-30.00%
- 40%	N/A	-34.50%	-40.00%
- 50%	N/A	-44.50%	-50.00%
- 60%	N/A	-54.50%	-60.00%
- 70%	N/A	-64.50%	-70.00%
- 80%	N/A	-74.50%	-80.00%
- 90%	N/A	-84.50%	-90.00%
- 100%	N/A	-94.50%	-100.00%

Transocean Ltd.

According to publicly available information, Transocean Ltd. (the “Company”) is a international provider of offshore contract drilling services for oil and gas wells.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-53533, or its CIK Code: 0001451505. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “RIG.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2006	$120.47	$100.13	$114.78
June 30, 2006	$128.87	$101.16	$114.81
September 29, 2006	$116.68	$92.22	$104.67
December 29, 2006	$120.38	$93.74	$115.62
March 30, 2007	$118.93	$103.59	$116.78
June 29, 2007	$156.09	$115.19	$151.49
September 28, 2007	$172.78	$132.38	$161.59
December 31, 2007	$187.96	$126.75	$143.15
March 31, 2008	$147.25	$111.68	$135.20
June 30, 2008	$163.00	$132.46	$152.39
September 30, 2008	$154.50	$105.16	$109.84
December 31, 2008	$108.42	$41.95	$47.25
March 31, 2009	$67.16	$46.11	$58.84
June 30, 2009	$85.56	$56.75	$74.29
September 30, 2009	$87.22	$65.04	$85.53
December 31, 2009	$94.44	$78.71	$82.80
March 31, 2010	$94.88	$77.00	$86.38
June 30, 2010	$92.67	$41.88	$46.33
September 30, 2010	$65.98	$44.30	$64.29
December 31, 2010	$73.94	$61.61	$69.51
March 31, 2011	$85.97	$68.89	$77.95
June 30, 2011	$83.05	$59.30	$64.56
July 26, 2011*	$65.38	$59.90	$64.34

*	High, low and closing prices are for the period starting July 1, 2011 and ending July 26, 2011.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RIG

Initial price: $64.34

Protection level: 80.00%

Protection price: $51.47

Physical delivery amount: 15 ($1,000/Initial price)

Fractional shares: 0.542431

Coupon: 10.00% per annum

Maturity: January 31, 2012

Dividend yield: 1.23% per annum

Coupon amount monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.62%
+ 90%	5.00%		90.62%
+ 80%	5.00%		80.62%
+ 70%	5.00%		70.62%
+ 60%	5.00%		60.62%
+ 50%	5.00%		50.62%
+ 40%	5.00%		40.62%
+ 30%	5.00%		30.62%
+ 20%	5.00%		20.62%
+ 10%	5.00%		10.62%
+ 5%	5.00%		5.62%

0%	5.00%		0.62%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-4.38%
- 10%	5.00%	-5.00%	-9.38%
- 20%	5.00%	-15.00%	-19.38%
- 30%	N/A	-25.00%	-29.38%
- 40%	N/A	-35.00%	-39.38%
- 50%	N/A	-45.00%	-49.38%
- 60%	N/A	-55.00%	-59.38%
- 70%	N/A	-65.00%	-69.38%
- 80%	N/A	-75.00%	-79.38%
- 90%	N/A	-85.00%	-89.38%
- 100%	N/A	-95.00%	-99.38%

Sandisk Corporation

According to publicly available information, Sandisk Corporation (the “Company”) designs, develops and manufactures data storage solutions in a variety of form factors using flash memory, proprietary controller and firmware technologies. The Company’s products include removable cards, embedded products, universal serial bus (USB), drives, digital media players, wafers and components.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 0000-26734, or its CIK Code: 0001000180. The Company’s common stock is listed on the NASDAQ Global Select Market under the ticker symbol “SNDK.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2006	$79.80	$52.16	$57.52
June 30, 2006	$66.20	$49.18	$50.98
September 29, 2006	$60.94	$37.34	$53.54
December 29, 2006	$62.24	$42.00	$43.03
March 30, 2007	$46.24	$35.82	$43.80
June 29, 2007	$49.61	$41.48	$48.94
September 28, 2007	$59.75	$47.14	$55.10
December 31, 2007	$55.97	$32.74	$33.17
March 31, 2008	$33.73	$19.84	$22.57
June 30, 2008	$33.17	$18.63	$18.70
September 30, 2008	$23.50	$13.07	$19.55
December 31, 2008	$21.40	$5.07	$9.60
March 31, 2009	$13.46	$7.53	$12.65
June 30, 2009	$16.72	$12.04	$14.69
September 30, 2009	$23.20	$13.02	$21.70
December 31, 2009	$31.17	$19.18	$28.99
March 31, 2010	$36.25	$24.91	$34.63
June 30, 2010	$50.54	$34.00	$42.07
September 30, 2010	$46.80	$33.04	$36.65
December 31, 2010	$52.31	$35.95	$49.86
March 31, 2011	$53.60	$41.11	$46.09
June 30, 2011	$51.14	$38.79	$41.50
July 26, 2011	$46.46	$39.90	$43.85

*	High, low and closing prices are for the period starting July 1, 2011 and ending July 26, 2011.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SNDK

Initial price: $43.85

Protection level: 80.00%

Protection price: $35.08

Physical delivery amount: 22 ($1,000/Initial price)

Fractional shares: 0.805017

Coupon: 10.90% per annum

Maturity: January 31, 2012

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.45%		100.00%
+ 90%	5.45%		90.00%
+ 80%	5.45%		80.00%
+ 70%	5.45%		70.00%
+ 60%	5.45%		60.00%
+ 50%	5.45%		50.00%
+ 40%	5.45%		40.00%
+ 30%	5.45%		30.00%
+ 20%	5.45%		20.00%
+ 10%	5.45%		10.00%
+ 5%	5.45%		5.00%

0%	5.45%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.45%	0.45%	-5.00%
- 10%	5.45%	-4.55%	-10.00%
- 20%	5.45%	-14.55%	-20.00%
- 30%	N/A	-24.55%	-30.00%
- 40%	N/A	-34.55%	-40.00%
- 50%	N/A	-44.55%	-50.00%
- 60%	N/A	-54.55%	-60.00%
- 70%	N/A	-64.55%	-70.00%
- 80%	N/A	-74.55%	-80.00%
- 90%	N/A	-84.55%	-90.00%
- 100%	N/A	-94.55%	-100.00%